EXHIBIT 23.1

PERRIN ACCOUNTING, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members of the Board

Chartwell International, Inc.

We consent to incorporation by reference in the Current Report on Form 8-K (No. 005-59509) of Chartwell International, Inc. of our report dated March 23, 2006 on the audited financial statements of the Cranberry Creek Railroad, Inc., related to the Unaudited Pro-forma Combined Balance Sheets of Chartwell International, Inc. as of January 31, 2006, and the related Unaudited Pro-forma Combined Statement of Operations from inception on March 3, 2005 to July 31, 2005 for Chartwell International, Inc. and for the year ended December 31, 2005 for Cranberry Creek Railroad, Inc., and the Unaudited Pro-forma Combined Statement of Operations for the six months ended January 31, 2006.

Perrin Accounting, P.C.

Baltimore, Maryland

April 22, 2006

CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

BALTIMORE, MARYLAND

NORTH EAST, MARYLAND

201 North Charles Street Suite 2204, Baltimore, Maryland 21201

Phone: 410-287-1300	Fax: 410-287-1312

14 Rogers Road  Suite 205, North East, Maryland 21901

     Phone: 410-287-1300 Fax: 410-287-1312